Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made and entered into in this 1st day of August 2020 (“Effective Date”), by and between LION GROUP HOLDING LTD., a company organized under the laws of the Cayman Islands, its successors and assigns (the “Company”), Greentree Financial Group, Inc., a Florida corporation (“Greentree”), and the various other investors identified in Schedule I (together with Greentree, the “Investors”).

RECITALS

WHEREAS, the Company is seeking to raise up to THREE MILLION DOLLARS AND 00/100 ($3,000,000.00) in a limited private offering of American depositary shares (“ADSs”) of the Company, each representing ONE (1) Class A ordinary share of the Company, par value $0.0001 per share, to the Investors (the “Offering”, and such ADSs offered therein, the “Purchased ADSs”); and

WHEREAS, the Company may choose to offer additional ADSs (the “Optional Purchased ADSs”) at an aggregate offering price of ONE MILLION DOLLARS AND 00/100 ($1,000,000.00) to one or more of the Investors on the same terms set forth herein, including but not limited to 100% warrant coverage, to purchase ADSs at a strike price of THREE DOLLARS AND 00/100 ($3.00) per ADS (the “Optional Offering”); and

WHEREAS, the Investors have agreed to purchase securities of the Company under the Offering and may agree (but are not obligated to) purchase securities under the Optional Offering (all securities to be purchased hereunder, including the Purchased ADSs, Optional Purchased ADSs, Warrants, Warrant ADSs, Origination ADSs, Reset ADSs and True-Up ADSs, being referred to herein as, “Securities”), subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is acknowledged by the Investors and Company (each “party” and, collectively, “parties”), the parties hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the representations and warranties of the Investor and the Company contained herein, the Company agrees to sell ONE MILLION (1,000,000) ADSs of the Company, each representing ONE (1) Class A common share of the Company, par value $0.0001 per share (the “Purchased ADSs”) to the Investors, and the each Investors agrees to purchase from the Company at a price of THREE DOLLARS AND 00/100 ($3.00) per ADS (“Purchase Price”) the number of Purchased ADSs set forth opposite such Investor’s name in Schedule I hereto.

a. Closing. The ADSs purchased in the Offering will be purchased in two tranches according to the terms hereof.

i. First Closing. The closing of the first tranche of 333,334 ADSs for $1,000,000.00 (the “First Purchase Price”) will occur within three business days from the Effective Date (“First Closing”).

ii. Second Closing. The closing of the second tranche of 666,666 ADSs for $2,000,000.00 (the “Second Purchase Price”) will occur within seven business days from the date that the Registration Statement (defined below) is declared effective by the United States Securities Exchange Commission (“SEC”, such date being “Second Closing”).

iii. Optional Closing. If the Company chooses to make the Optional Offering, and if the Investors choose to purchase the ADSs under the Optional Offering (though it has not obligation to do so), the closing of such additional 333,334 ADSs (the “Optional Purchased ADSs”) for $1,000,000.00 (the “Optional Purchase Price”) will occur within fourteen days from the date that the Registration Statement (defined below) is declared effective by the SEC (“Optional Closing”).

2. WARRANTS. Upon each of the First Closing and the Second Closing, in addition to the Purchased ADSs, the Company shall issue to each of the Investors warrants, substantially in the form attached hereto as Exhibit A (the “Warrant”), to purchase the same number of Purchased ADSs (the “Warrant ADSs”) that such Investor is purchasing hereunder in such First Closing or Second Closing, at an exercise price of $3.00 per ADS. The Warrants shall be exercisable for a period of three years from the grant date and include a cashless exercise feature and full ratchet anti-dilution terms for two (2) years from the issuance date, though the Investors each agree not to exercise any Warrant prior to the earlier of (i) 90 days from the grant date or (ii) the date the Registration Statement is declared effective by the SEC.

Upon the Optional Closing, the Company shall issue to the Investors additional warrants to purchase 333,334 ADSs in the same form and subject to the same terms as the Warrants.

3. ORIGINATION FEE. The Company agrees to issue to the Investors, pro rata in proportion to the amount of Purchased ADSs purchased by such Investor at the applicable closing, an additional 200,000 ADSs as origination fee (the “Origination ADSs”) payable as follows:

-	50,000 ADSs upon the First Closing;

-	100,000 ADSs upon the Second Closing; and

-	50,000 ADSs upon the Optional Closing.

4. RESET ADSs. In the event that the volume-weighted average price (“VWAP”) of the ADSs during the three days prior to the filing of the Registration Statement (the “Reset Price”) is less than the Purchase Price, within 10 days of such filing the Company shall issue to the Investors additional ADSs equal to the difference between the Purchase Price and the Reset Price aggregated across the number of ADSs purchased at the First Closing, based upon the Reset Price (the “Reset ADSs”). For the purpose of illustration, if the Reset Price is $2.50, the Company will issue an additional 66,666 ADSs, calculated as $3.00 less $2.50, multiplied by 333,334 ADSs (the number of ADSs to be purchased upon the First Closing), and divided by $2.50.

5. TRUE-UP ADSs. In the event that VWAP of the ADSs during the five days prior to the date which is the earlier of (i) 90 days after the Registration Statement is declared effective by the SEC and (ii) the date that all Purchased ADSs are eligible for resale pursuant to Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (the “True-Up Price”) is less than the Purchase Price, within 10 days of such date the Company shall issue to the Investors up to 500,000 additional ADSs equal to the difference between the Purchase Price and the True-Up Price aggregated across the number of ADS purchased at the First Closing, Second Closing and Optional Closing, based upon the Purchase Price (the “True-Up ADSs”). For the purpose of illustration, if the True-up Price is $2.50, the Company will issue an additional 266,667 ADSs, calculated as $3.00 less $2.50, multiplied by 1,333,333 ADSs (the number of ADSs to be purchased upon the at the First Closing, Second Closing and Optional Closing), and divided by $2.50. In the event the number of True-Up ADSs is insufficient to cover the amount for which such ADSs are intended, the True-Up ADSs will be issued to the Investors pro rata according to the portion of Purchased ADSs such Investor is purchasing.

6. ALLOWANCE FOR LEGAL FEE. A $35,000.00 allowance for Investor’s legal fees shall be paid by the Company and deducted from the consideration paid at the First Closing.

7. PAYMENT TERMS.

a. At the First Closing, the Investors will jointly pay the Company $965,000.00 being payment of the First Purchase Price of $1,000,000.00 less the allowance for legal fees specified in Section 6.

b. The Investors will jointly pay the Company the Second Purchase Price of $2,000,000.00 at the Second Closing.

c. The Investors will jointly pay the Company the Optional Purchase Price of $1,000,000.00 at the Optional Closing.

8. REGISTRATION. The Company shall prepare and file with the SEC a registration statement on Form F-1 (the “Registration Statement”) to cover the resale by the Investors of the Class A ordinary shares underlying the Purchased ADSs, Optional Purchased ADSs, Warrant ADSs, Origination ADSs, Reset ADSs and maximum True-up ADSs (the “Registrable Securities”).

a. The Company will use its reasonable best efforts to file the Registration Statement within 30 days of this Agreement and have the Registration Statement declared effective by the SEC within 90 days of the date of this Agreement.

b. The Company will bear all expenses relating to the preparation and filing of the Registration Statement.

c. The Company will take all actions necessary so that the Registration Statement remains effective until the earlier of the date (i) of the second anniversary following the date the Registration Statement is declared effective, (ii) at which all of the Registrable Securities included in the registration statement have been sold, or (iii) at which all of the Registrable Securities may be sold under Rule 144 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

d. The Company will indemnify each of the Investors, its officers and directors and partners, and each person controlling such Investor within the meaning of Section 15 of the Securities Act (each, and “Indemnified Party”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each Indemnified Party for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investors for use therein.

e. Prior to the execution of this Agreement or promptly following the date hereof, the Company shall have taken or shall take all necessary action to cause the ADSs and the Warrant ADSs to be listed upon the Principal Trading Market, if any, upon which the ADSs are then listed (subject to official notice of issuance) and shall maintain, so long as any other ADSs shall be so listed, such listing.

9. CLOSING DELIVERABLES.

a. The Company will deliver to the Investors the following on or before the First Closing:

i.	the Warrants duly executed and issued by the Company;

ii.	confirmation that the first tranche of Origination ADSs and Purchased ADSs have been deposited into the account of the Investors; and

iii.	an officer’s certificate certifying that the Company’s representations in Section 10 are true and correct.

b. The Investors will deliver to the Company the following on or before the First Closing:

i.	the First Purchase Price, net of allowance for legal fees, for the first tranche of Purchased ADSs; and

ii.	all necessary certifications and documentation to Deutsche Bank Trust Company Americas, as the depositary bank issuing the ADSs (the “Depositary Bank”).

c. The Company will deliver to the Investors the following on or before the Second Closing:

i.	confirmation that the second tranche of Origination ADSs and Purchased ADSs have been deposited into the account of the Investors;

ii.	the Warrants duly executed and issued by the Company;

iii.	confirmation that the Company has instructed the Depositary Bank to remove the restrictive legend from the ADSs issued at the First Closing;

iv.	an officer’s certificate certifying that the Company’s representations in Section 10 are true and correct.

d. The Investors will deliver to the Company the following on or before the Second Closing:

i.	the Second Purchase Price for the second tranche of Purchased ADSs; and

ii.	all necessary certifications and documentations to the Depositary Bank.

e. The Company will deliver to the Investors the following on or before the Optional Closing:

i.	the Warrants related to Optional Tranche duly executed and issued by the Company;

ii.	confirmation that the optional tranche of Origination ADSs and Optional Purchased ADSs have been deposited into the account of the Investors; and

iii.	an officer’s certificate certifying that the Company’s representations in Section 10 are true and correct.

f. The Investors will deliver to the Company the following on or before the Optional Closing:

i.	the Optional Purchase Price for the optional tranche of Purchased ADSs.

10. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. In order to induce the Investors to enter into this Agreement and to purchase the Securities provided for herein, Company represents and warrants to the Investors as follows, which representations and warranties shall also be true and correct as of the First Closing, Second Closing and Optional Closing:

a. Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Cayman Islands and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

b. Non-Shell Status. The Company is not now nor has ever been a “shell company” as that term is defined in Rule 405 of the Securities Act.

c. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, and the Warrant (all such documents together with all amendments, schedules, exhibits, annexes, supplements and related items, to each such document shall hereinafter be collectively referred to as, the “Transaction Documents”). The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated in, have been duly and validly authorized by all necessary corporate action. The Transaction Documents, when executed and delivered, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

d. Adequate ADSs. The Company will at all times have authorized and reserved a sufficient number of Class A Common Shares of the Company to provide for the exercise of the rights represented by this Agreement and the respective Warrants Agreement. The initial reserve will be set at 3,000,000 Class A Common Shares of the Company.

e. Periodic Filings. At all times, the Company will remain current in its reporting requirements with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All information contained in the Company’s period filings with the SEC is true and correct to the best of the Company’s knowledge.

f. Valid Issuance. All Securities to be issued pursuant to this Agreement, when issued, shall be duly and validly issued, fully paid, and nonassessable, and will be transferred free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, and (b) restrictions on transfer under the Company’s governing documents.

g. Legal Proceedings. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened by or before any governmental body against the Company which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or its affiliates that would reasonably be expected to have a similar material adverse effect on the Company or its operations.

h. No Conflicts. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, nor the issuance of the Securities, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which the Company is subject.

i. Non-public Information. The Company has not disclosed, and will not disclose knowingly while the Investors owns any Securities, to the Investors any material, non-public information of the Company.

j. Capitalization. The Company currently has 500,000,000 shares with a nominal or par value of $0.0001 each, comprising (a) 300,000,000 Class A Ordinary Shares; (b) 150,000,000 Class B Ordinary Shares, of which 7,947,962 Class A Ordinary Shares in form of ADSs and 9,751,214 Class B Ordinary Shares are issued and outstanding as of the date hereof. In addition, the Company currently has 17,795,000 warrants issued and outstanding as of the date hereof. All such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the effective date of this Agreement, except as disclosed in the Company’s public filings with the SEC, there are no outstanding options, warrants, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company has provided the Investors with true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”) and the Company’s By-laws, as in effect on the date hereof (the “By-laws”).

k. Absence of Certain Changes. Since its last periodic report filed with the SEC, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its subsidiaries.

l. Patents, Copyrights, etc. The Company and each of its subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future). There is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

m. Tax Status. The Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

n. No Brokers; No Solicitation. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby. The Company acknowledges and agrees that none of the Investors nor its employee(s), member(s), beneficial owner(s), or partner(s) solicited the Company to enter into this Agreement and consummate the transactions described in this Agreement.

o. Permits; Compliance. The Company and each of its subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

p. Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases.

q. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

r. Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

s. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company. Upon written request the Company will provide to the Investors true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

t. Use of Proceeds. The Company covenants and warrants that it will use the proceeds received from the Investors as working capital and general corporate purposes.

11. REPRESENTATIONS AND WARRANTIES BY THE INVESTORS. Each of the Investors, by its acceptance of this Agreement, severally and not jointly represents and warrants to Company as follows:

a.  Investor is acquiring the Securities for its own account and not with a view towards distribution.

b.  Investor is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act. Investor has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Securities purchase, and has no need for liquidity in such investment. Investor, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Investor, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Securities.

c.  Investor acknowledges and agrees that it is purchasing the Securities hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

d.  Investor has no contract, arrangement or understanding with any broker, finder, investment bank, financial intermediary or similar agent with respect to any of the transactions contemplated by this Agreement.

e.  Authorization. This Agreement has been duly and validly authorized by the Investor. This Agreement has been duly executed and delivered on behalf of the Investor, and this Agreement constitutes a valid and binding agreement of the Investor enforceable in accordance with its terms.

f.  Organization, Good Standing and Power. The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the state in which it was incorporated and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

g.  No Conflicts. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, nor the purchase of the Securities, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which the Investor is subject.

12. LIQUIDATED DAMAGES.

a.  If (i) the Registration Statement is not filed with the SEC on or prior to the date 30 days from the Effective Date, (ii) the Registration Statement has not been declared effective by the SEC on or prior to the date 90 days from the Effective Date, or (iii)  any registration statement required by this Agreement is filed and declared effective by the Commission but shall thereafter cease to be effective or fail to be usable for its intended purpose (each such event referred to as a “Registration Default”), the Company hereby agrees to pay liquidated damages (“Liquidated Damages”) to each of the Investors in an amount equal to 5% of the amount already paid by such Investor during each month that such Registration Default continues, which Liquidated Damages shall be increased to 10% of the amount already paid by such Investor during each month if the Registration Statement is not effective within 150 days from the Effective Date.  Following the cure of all Registration Defaults relating to any particular registrable Securities, Liquidated Damages shall cease to accrue; provided, however, that, if after Liquidated Damages have ceased to accrue, a different Registration Default occurs, Liquidated Damages shall again accrue pursuant to the foregoing provisions. Any amounts due under this Section shall be paid in cash denominated in US currency by the fifth (5th) day of the month following the month in which they accrued.

b.  If the Company fails to deliver any Securities due the Investors hereunder within three (3) business days (“Delivery Date”) of the date such Securities are to be delivered under the terms of this Agreement, and provided each of the Investors have delivered to the Company all applicable deliverables under Section 9 hereto, the Company shall pay to the Investors collectively in immediately available funds denominated in US currency $1,000.00 times the Proportional Amount per day past the Delivery Date until the Securities are delivered. However, should the Securities remain undelivered past the 7th business day after the Delivery Date, then the Company shall pay to the Investors collectively $2,500 times the Proportional Amount per day until the Securities are actually delivered to the Investor. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued. The Company agrees that the right to receive Securities is a valuable right to the Investors and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver ADSs as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Investor due to any such breach. The parties agree that this Section is not intended to in any way limit Investor’s right to pursue other remedies, including actual damages and/or equitable relief. For purposes of this subsection 12.b., the “Proportional Amount” is the fraction derived from dividing the number of Securities for which timely delivery has not occurred (as the numerator) by the sum of all Securities to be delivered at any time under this Agreement other than Warrants (as the denominator).

c.  The Company and the Investors hereto acknowledge and agree that the sums payable as Liquidated Damages under subsection 12(a) and 12(b) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Holders, including the right to call a default under this Agreement. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a registration statement, (iii) one of the reasons for the Company and the Investors reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investors are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

13. EVENTS OF DEFAULT. An event of default will occur if any of the following circumstances occur (each an “Event of Default”):

a. Any representation or warranty made by Company in this Agreement or in connection with any Transaction Documents, or in any financial statement, or any other statement furnished by Company to the Investors is untrue in any material respect at the time when made or becomes untrue.

b. Default by Company in the observance or performance of any obligation in this Agreement or Transaction Documents.

c.  Filing by Company of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

d. Filing of an involuntary petition against Company in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded or undischarged.

e.  Company liquidates, transfers, sells, or assigns substantially its assets or elects to wind down its operations or dissolve.

f.  The Company fails to stay current in its SEC reporting obligations.

g.  Default by the Company under the terms of any notes, debt obligations or warrant agreements with a party other than the Investors that exceeds a value of $1 million.

h.  The Company fails to maintain DTC or DWAC eligibility.

i.  The Company interferes with any Investor’s efforts to remove the restrictive legend from the Purchased ADSs and/or Warrant ADSs when such Investor has provided an attorney opinion letter opining that the Purchased ADSs and/or Warrant ADSs are eligible to have the legend removed pursuant to Rule 144 or otherwise.

14. REMEDIES. (i) There will be no cure period available for the Event of Default as defined in Section 13(c) and 13(d); (ii) upon the occurrence of an Event of Default as defined above, and provided such Event of Default as defined in Section 13(a) and 13(b), and Section 13(e) through 13(l), has not been cured by the Company within three (3) business days after the occurrence of such Event of Default, the Investors shall have all of the rights and remedies provided by applicable law and equity. To the extent permitted by law, Company waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement, and/or any Warrants. No failure or delay on the part of any Investor in exercising any right, power, or privilege hereunder or thereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investors will be entitled to specific performance under the Transaction Documents. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

15. NOTICE. Any and all notices, demands, advance requests or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if (i) personally served, (ii) sent by email on the date such email is sent (provided confirmation of such email being sent is provided upon request) (iii) deposited in the United States mail, postage prepaid, return receipt requested, or (iv) by facsimile with confirmation receipt. Notice hereunder is to be given as follows:

If to the Company:

Unit A-C, 33/FTower A, Billion Center
1 Wang Kwong Road
Kowloon Bay, Hong Kong
Attn: Chunning Wang

with a copy to:

Kirkland & Ellis
26F, Gloucester Tower, The Landmark
15 Queens Road Central, Hong Kong
Attn: Ben James, Esq.

If to Greentree:

Greentree Financial Group, Inc.
7951 S.W. 6th Street, Suite 216
Plantation, Florida 33324
Attn: R. Chris Cottone

with a copy to:

Jonathan D. Leinwand, P.A.
18851 NE 29th Ave.
Suite 1011
Aventura, FL 33180
Attn: Jonathan D. Leinwand, Esq.

16. GENERAL PROVISIONS. All representations and warranties made in the Transaction Documents shall survive the execution and delivery of this Agreement and the acquisition of Securities for a period of two years. This Agreement will be binding upon and inure to the benefit of Company and the Investor, their respective successors and assigns.

17. ENTIRE AGREEMENT. The Transaction Documents contain the entire agreement of the parties and supersede and replace all prior discussions, negotiations and representations of the parties. No party shall rely upon any oral representations in entering into this Agreement, such oral representations, if any, being expressly denied by the party to whom they are attributed and it being the intention of the parties to limit the terms of this Agreement to those matters contained herein in writing.

18. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. The Investors may assign their respective rights hereunder without prior permission from the Company.

19. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law provisions. All disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall only be heard in any competent court residing in New York County, New York. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Investors shall only be brought in such courts.

20. ATTORNEYS FEES. In the event Investors hereof shall refer the Transaction Agreements to an attorney to enforce the terms thereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Investors rights, including reasonable attorney's fees, whether or not suit is instituted.

21. AMENDMENT. The terms of this Agreement may not be amended, modified, or eliminated without written consent of the parties.

22. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision thereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

23. CONSTRUCTION. Section and paragraph headings are for convenience only and do not affect the meaning or interpretation of this Agreement. No rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms.

24. FURTHER ASSURANCES. Each party hereto agrees to do all things, including execute, acknowledge and/or deliver any documents which may be reasonably necessary, appropriate or desirable to effectuate the transactions contemplated herein pursuant to terms and conditions of this Agreement.

25. COUNTERPARTS. The parties agree that this Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute one and the same instrument. The parties further agree that this Agreement may be executed by telecopy or fax of the signature page, which countersigned faxed signature will for all purposes be deemed an execution.

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IN WITNESS WHEREOF, the parties hereto enter into this Securities Agreement which is effective as of the date first above written.

COMPANY:

Lion Group Holding Ltd.

By:	/s/ Chunning Wang
Name:	Chunning Wang
Title:	Chief Executive Officer

GREENTREE:

Greentree Financial Group, Inc.

By:	/s/ Chris Cottone
Name:	R. Chris Cottone
Title:	Vice President

OTHER INVESTORS:

R-Opus Management Inc.

By:	/s/ Weiheng Cai
Name:	Weiheng Cai
Title:

Capital Markets Solutions, LLC

By:	/s/ William Gerhauser
Name:	William Gerhauser
Title:	Managing Member

SCHEDULE I

		First Closing		Second Closing		Optional Closing
Investor	%	Purchased Shares	Origination	Purchased Shares	Origination	Purchased Shares	Origination
Greentree Financial Group, Inc.	62.5	208,334	31,250	416,666	62,500	208,334	31,250
R-Opus Management Inc.	12.5	41,667	6,250	83,333	12,500	41,667	6,250
Capital Markets Solutions, LLC	25.0	83,333	12,500	166,667	25,000	83,333	12,500
Total	100	333,334	50,000	666,666	100,000	333,334	50,000

EXHIBIT A

WARRANT FORM

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (“WARRANTS”) NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE (“ADSs”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S (“REG S”) UNDER SAID ACT. IF ACQUIRED BY THE HOLDER PURSUANT TO REG S, THE WARRANTS MAY NOT BE EXERCISED WITHIN THE UNITED STATES, AND THE ADSs MAY NOT BE DELIVERED WITHIN THE UNITED STATES UPON EXERCISE, OTHER THAN IN OFFERINGS DEEMED “OFFSHORE TRANSACTION” PURSUANT REG S, UNLESS REGISTERED UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

---------------------------------------

AMERICAN DEPOSITARY SHARES PURCHASE WARRANT

Number of ADSs:		Holder:

Exercise Price per ADS:		Warrant No.	2020-001

Issue Date:	___, 2020	Expiration Date:	___, 2023

FOR VALUE RECEIVED, LION GROUP HOLDING LTD., a company organized under the laws of the Cayman Islands (the “Company”), hereby certifies that _____________________, or its designated assigns (the “Warrant Holder”), is entitled to purchase the securities set forth below.

This Warrant entitles the Warrant Holder to purchase from the Company _________________ American Depositary Shares (the “Warrant ADSs”) of the Company at an exercise price of $_____ per ADS (as adjusted from time to time as provided in Section 6 hereof, the “Exercise Price”), at any time and from time to time from and after the Issue Date and through and including 5:00 p.m. New York time on the Expiration Date.

This Warrant is being issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof by and between the Company and the Warrant Holder, (the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined herein, shall have the meanings given to them in the Purchase Agreement.

This Warrant is subject to the following terms and conditions:

1. Registration of the Class A Ordinary Shares evidenced by ADSs underlying the Warrants. Subject to the terms of that certain Registration Rights Agreement dated as of the date hereof by and between the Company and the Warrant Holder, the Company shall file with the US Securities and Exchange Commission, within thirty (30) days from the date of this Warrant, a registration statement on Form F-1, or other such appropriate form (the “Registration Statement”), for the resale of the Class A Ordinary Shares evidenced by the Warrant ADSs. The Registration Statement must be declared effective by the Commission within ninety (90) days from the Effective Date of this Warrant.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant ADSs in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant ADSs will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised within the United States, and that the Warrant ADSs may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of “offshore transaction” pursuant Regulation S, unless registered under the 1933 Act or an exemption from such registration is available.

3. Validity of Warrant and Issue of ADSs. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Warrant ADSs that may be issued upon the due exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of ADSs of the Company to provide for the exercise of the rights represented by this Warrant.

4. Registration of Warrants, Transfers and Exchange of Warrants On Records.

a. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, unless provided notice to the contrary in accordance herewith.

b. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of this Warrant, or any portion of this Warrant, in the Warrant Register, upon delivery by the Warrant Holder to the Company, in accordance with Section 8 of (i) this Warrant, and (ii) a duly completed and executed written assignment. Upon any such registration or transfer, a new warrant to purchase ADSs, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

c. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 8 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant ADSs which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange, and will have the same Expiration Date as the original Warrant for which the New Warrant was exchanged.

5. Exercise of Warrants.

a. Exercise of this Warrant shall be made upon delivery to the Company at the address and the manner set forth in Section 8, of (i) this Warrant; (ii) a duly completed and executed election notice, in the form attached hereto (the “Election Notice”) and (iii) payment of the Exercise Price. Payment of the Exercise Price may be made at the option of the Warrant Holder either (a) in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to Exercise Price per ADS in effect at the time of exercise multiplied by the number of Warrant ADSs specified in the Election Notice, or (b) if a registration statement registering the Warrant ADSs is not effective at the time of exercise then the Warrant may be exercised through a cashless exercise provided in Section 5(b) below. The Company shall promptly (but in no event later than five (5) business days after the Date of Exercise (as defined herein), provided the Warrant Holder has provided all information requested by the depositary bank issuing the ADSs prior to the Date of Exercise) issue and deliver to the Warrant Holder in such name or names as the Warrant Holder may designate in the Election Notice, evidence that the Warrant ADSs have been issued upon such exercise, with such restrictive legend as required by the 1933 Act, as applicable. Any person so designated by the Warrant Holder to receive Warrant ADSs shall be deemed to have become holder of record of such Warrant ADSs as of the Date of Exercise of this Warrant. All Warrant ADSs delivered to the Warrant Holder the Company covenants, shall upon due exercise of this Warrant, be duly authorized, validly issued, fully paid and non-assessable.

b. If the closing price per ADS of the Company (as quoted by NASDAQ or other principal trading market, if applicable) reported on the day immediately preceding the Date of Exercise (the “Fair Market Value”) of one ADS of the Company is greater than the Exercise Price of one Warrant ADS (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, if a registration statement registering the Warrant ADSs is not effective at the time of exercise then the Warrant may be exercised by the Warrant Holder electing to receive that number of Warrant ADSs computed using the following formula:

X=Y (A-B)

 A

where

X=	the number of ADSs of Company to be issued to the Warrant Holder

Y=	the number of Warrant ADSs purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A=	Fair Market Value

B=	Exercise Price (as adjusted to the date of such calculation)

c. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), (ii) the Election Notice (or attached to such New Warrant) appropriately completed and duly signed, and (iii) payment of the Exercise Price (if this Warrant is exercised on a cash basis) for the number of Warrant ADSs so indicated by the Warrant Holder to be purchased.

d. This Warrant shall be exercisable at any time and from time to time for such number of Warrant ADSs as is indicated in the attached Form of Election to Purchase. If less than all of the Warrant ADSs which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant ADSs for which no exercise has been evidenced by this Warrant.

e. Notwithstanding any other provision of this Warrant, the Warrant Holder may not exercise this Warrant (i) prior to the earlier of (a) 90 days from the grant date or (b) the date the Registration Statement is declared effective by the Commission, or (ii) if such exercise would cause Warrant Holder’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Stock (including ADSs representing the Commo Stock) of the Company to exceed 9.9% of its total issued and outstanding Common Stock or voting shares. Any ADSs exercised under this Warrant need to be delivered to the Warrant Holder within three (3) business days of the receipt of Exercise Notice.

6. ADSs Issuance. Upon receipt by the Company of a written request from Warrant Holder to exercise any portion of any Warrant, subject to any limitations on exercise contained in any Warrant, the Company shall have five (5) business days (“Delivery Date”) to issue the Warrant Holder ADSs of the Company rightfully listed in such request. If the Company fails to timely deliver to the Warrant Holder the ADSs of the Company, the Company shall pay to Warrant Holder in immediately available funds denominated in US currency $1,000.00 times the Proportional Amount per day past the Delivery Date that the ADSs are actually issued. However, should the ADSs remain undelivered past the 7th business day after the Delivery Date, then the Company shall pay to the Warrant Holder $2,500 times the Proportional Amount per day until the ADSs are actually delivered to the Warrant Holder. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued. The Company agrees that the right to exercise its Warrants is a valuable right to Warrant Holder and a material consideration of it entering this Warrant. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver ADSs as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Warrant Holder due to any such breach. The parties agree that this Section is not intended to in any way limit Warrant Holder’s right to pursue other remedies, including actual damages and/or equitable relief. For purposes of this Section 6, the “Proportional Amount” is the fraction derived from dividing the number of ADSs for which timely delivery has not occurred (as the numerator) by the sum of all Securities (as defined in the Purchase Agreement) to be delivered at any time under the Purchase Agreement other than Warrants (as the denominator).

7. Adjustment of Exercise Price and Number of ADSs. The character of the ADSs of the Company or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

a. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the Warrant Holder, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities otherwise issuable upon the exercise of the Warrant prior to the such Reorganization, the stock and other securities and property (including cash) to which such Warrant Holder would have been entitled to had such holder exercised this Warrant immediately prior the Effective Date (the “Reorganization Consideration”) (all subject to further adjustment as provided in this Warrant). The Company shall ensure that the surviving entity in any Reorganization specifically assumes the Company’s obligations under this Warrant, though the Company may arrange for the retirement of this Warrant at the Effective Date subject to payment of the Reorganization Consideration.

b. Exercise Price Adjustment. If at any time prior to the date that is two years after the Issue Date of this Warrant the Company grants, issues or sells any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the “Purchase Rights”) to any person, entity, association, or other organization other than the Warrant Holder and other than an Excluded Issuance, at a price per share less than the Exercise Price, then the Exercise Price hereof shall be proportionately reduced to match the price per share of the Purchase Rights. “Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with Section 6(b) hereof) by the Company after the Issue Date of: (1) ADSs (as such number of ADSs is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) issued directly or upon the exercise of Options or Options issued to directors, officers, or employees of the Company in connection with their service as directors of the Company, their employment by the Company, in each case authorized by its Board of Directors and issued in accordance with any incentive plan in effect on the Issue Date, (2) securities issued in lieu of cash pursuant to merger, consolidation, acquisition or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily (i) for the purpose of raising capital, (ii) to an entity whose primary business is investing in securities, or (iii) to to affiliates, employees and/or related persons of the Company and/or any of its affiliates (other than pursuant to clause (1) of this definition), (3) securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing having such terms and on such terms and conditions and from a bank or similar financial institution chartered by the Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation, Federal Reserve Board or National Credit Union Administration, all as approved by a majority of the disinterested directors of the Company, and (4) securities to an entity as a component of any business relationship with such entity primarily for the purpose of a joint venture or licensing activity or another arrangement involving a corporate partner primarily for purposes other than raising capital, but shall not include a transaction in which the Company is issuing securities primarily (i) for the purpose of raising capital, (ii) to an entity whose primary business is investing in securities, or to affiliates, employees and/or related persons of the Company and/or any of its affiliates (other than pursuant to clause (1) of this definition).

c. Adjustments for Stock Dividends; Combinations, Etc. In case the Company shall do any of the following (an “Event”):

(i) declare a dividend or other distribution on its Common Shares payable in Common Shares of the Company,

(ii) subdivide the outstanding Common Shares pursuant to a stock split or otherwise, or

(iii) reclassify its Common Shares,

then the number of ADSs or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any such Event.

d. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

8. Fractional ADSs. The Company shall not be required to issue or cause to be issued fractional Warrant ADSs on the exercise of this Warrant. The number of full Warrant ADSs that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants ADSs purchasable on exercise of this Warrant so presented. If any fraction of a Warrant ADS would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant ADSs issuable, up to the next whole number.

9. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are (a) delivered if delivered in person or (b) sent, if sent by email; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Unit A-C, 33/F
Tower A, Billion Center
1 Wang Kwong Road
Kowloon Bay, Hong Kong
Attn: Chunning Wang

with a copy to:

Kirkland & Ellis
26F, Gloucester Tower, The Landmark
15 Queens Road Central, Hong Kong
Attn: Ben James, Esq.

If to the Warrant Holder:

[●]

10. Miscellaneous.

a. This Warrant is being granted pursuant to the Purchase Agreement and any defined term therein shall be incorporated herein. To the extent that there is a conflict between any condition, term or provision of this Warrant and the Purchase Agreement, the conditions, terms, and provisions set forth herein shall specifically supersede the conflicting conditions, provisions and/or terms in the Purchase Agreement.

b. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder. Warrant Holder may assign this Warrant without consent from the Company but in accordance with the restrictions herein.

c. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

d. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions. All disputes arising out of or in connection with this Warrant, or in respect of any legal relationship associated with or derived from this Warrant, shall only be heard in any competent court residing in New York County, New York. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Warrant Holder shall only be brought in such courts.

e. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

f. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

g. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

Lion Group Holding Ltd.

By:
Name:	Chunning Wang
Title:	Chief Executive Officer

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase ADSs of the Company under the foregoing Warrant)

To: Lion Group Holding Ltd.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

☐	________ ADSs of the Company covered by such Warrant; or

☐	the maximum number of ADSs of the Company covered by such Warrant pursuant to the cashless exercise procedure set forth therein.

The undersigned herewith makes payment of the full purchase price for such ADSs at the price per ADS provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

☐	$__________ in lawful money of the United States; and/or

☐	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ ADSs of the Company (using a Fair Market Value of $_______ per ADS for purposes of this calculation); and/or

☐	the cancellation of such number of ADSs of the Company as is necessary, in accordance with the formula set forth in Section 5 of the Warrant, to exercise this Warrant with respect to the maximum number of ADSs of the Company purchasable pursuant to the cashless exercise procedure set forth in Section 5.

After application of the cashless exercise feature as described above, _____________ ADSs of the Company are required to be delivered pursuant to the instructions below.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Name of Warrant Holder:

(Print)

(By:)

(Name:)

(Title:)

Signatures must conform in all respects to the name of the Warrant Holder on the face of the Warrant.